Exhibit 10.2

FORM OF RESTRICTED STOCK UNIT AGREEMENT
FOR SENIOR VICE PRESIDENTS AND ABOVE
ADVANCED MICRO DEVICES, INC. 2004 EQUITY INCENTIVE PLAN
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RESTRICTED STOCK UNIT GRANT NOTICE
ADVANCED MICRO DEVICES, INC. 2004 EQUITY INCENTIVE PLAN
Advanced Micro Devices, Inc., a Delaware corporation (the “Company”), pursuant to its 2004 Equity Incentive Plan (as amended and restated, the “Plan”), hereby grants to the holder listed below (“Participant”) this award of restricted stock units set forth below (the “RSUs”). This award of RSUs is subject to all of the terms and conditions set forth herein, in the Terms and Conditions to the RSUs (the “Terms and Conditions”), in any terms and conditions for Participant’s country set forth in the appendix thereto, as applicable (the “Appendix”) and in the Plan, each of which are incorporated herein by reference.

Participant:

Grant Date:

Total Number of Restricted Stock Units:	units
Vesting Schedule:        [To be specified in individual agreements]
By his or her signature, Participant agrees to be bound by the terms and conditions of the Plan, the Terms and Conditions, the Appendix and this Restricted Stock Unit Grant Notice. Participant has reviewed the Plan, the Terms and Conditions, the Appendix and this Restricted Stock Unit Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Restricted Stock Unit Grant Notice and fully understands all provisions of the Plan, the Terms and Conditions, the Appendix and this Restricted Stock Unit Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator (as defined in the Plan) upon any questions arising under the Plan, the Terms and Conditions, the Appendix or this Restricted Stock Unit Grant Notice.

ADVANCED MICRO DEVICES, INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

Exhibit 10.2

TERMS AND CONDITIONS
RESTRICTED STOCK UNIT AWARD
ADVANCED MICRO DEVICES, INC. 2004 EQUITY INCENTIVE PLAN

These Terms and Conditions (these “Terms and Conditions”), collectively with the accompanying Restricted Stock Unit Grant Notice (the “Grant Notice”) and any terms and conditions for your country contained in the Appendix hereto, as applicable (the “Appendix”), comprise your agreement (the “Agreement”) with Advanced Micro Devices, Inc., a Delaware corporation (the “Company”), regarding restricted stock units (the “RSUs”) awarded under the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan (as amended and restated, the “Plan”). Capitalized terms not specifically defined herein have the same meanings assigned to them in the Plan.

1.    Vesting of Restricted Stock Units. The RSUs will vest on the date(s) shown on the Grant Notice provided that you continue to be a Service Provider through each vesting date.

2.    Issuance of Shares. After the RSUs vest, the shares (“Shares”) of Company common stock will be issued in your name as soon as practicable after you have satisfied any Tax-Related Items (as defined in Section 5) and subject to any country-specific terms and conditions set forth in the Appendix.

3.    Nontransferability of Restricted Stock Units. Unless determined otherwise by the Administrator, the RSUs may not be pledged, assigned, sold or otherwise transferred.

4.    Forfeiture of Restricted Stock Units. If your status as a Service Provider terminates for any reason before the vesting date(s) shown on the Grant Notice, your unvested RSUs will be cancelled and you will not have any right to receive Shares pursuant to the RSUs.

5.    Responsibility for Taxes. Regardless of any action the Company or, if different, your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the issuance of Shares upon settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to tax in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following:
(a)    withholding from your wages or other cash compensation paid to you by the Company and/or the Employer;
(b)    withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); or
(c)    withholding in Shares to be issued upon vesting/settlement of the RSUs.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.
Finally, you must pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.
6.    Other Terms and Conditions.

(a)    The Plan. The Agreement is further subject to the terms and provisions of the Plan. Only certain provisions of the Plan are described in the Agreement. As a condition to your receipt of the RSUs and the Shares upon vesting, you acknowledge and agree to the terms and conditions of the Agreement and the terms and provisions of the Plan.

(b)    Stockholder Rights. Until the Shares are issued, you have no right to vote or receive dividends or any other rights as a stockholder with respect to the RSUs.

(c)    Employment Relationship. Nothing in the Agreement will confer on you any right to continue in the employ of the Company or the Employer or interfere with or restrict rights of the Company or the Employer, which are hereby expressly reserved, to discharge you at any time.

(d)    Change of Control. If your employment is terminated by the Company or the Employer for any reason other than for Misconduct or, if applicable, by you as a result of a

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Constructive Termination, within one year after a Change of Control, then the RSUs will become fully vested upon the date of termination.

(e)    Declination of RSUs. If you wish to decline your RSUs, you must complete and file the Declination of Grant form with Corporate Compensation and Benefits by the deadline for such declination. Your declination is non-revocable, and you will not receive a grant of stock options or other compensation as replacement for the declined RSUs.

(f)    Recovery in the Event of a Financial Restatement. In the event the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under applicable securities laws, the Administrator will review all equity-based compensation (including the RSUs) awarded to employees at the Senior Vice President level and above.  If the Administrator (in its sole discretion) determines that you were directly involved with fraud, misconduct or gross negligence that contributed to or resulted in such accounting restatement, the Administrator may, to the extent permitted by Applicable Law, recover for the benefit of the Company all or a portion of the equity-based compensation awarded to you, including (without limitation) by cancelation, forfeiture, repayment and disgorgement of profits realized from the sale of securities of the Company; provided, however, the Administrator will not have the authority to recover any equity-based compensation awarded more than 18 months prior to the date of the first public issuance or filing with the U.S. Securities and Exchange Commission (the “SEC”) (whichever first occurs) of the financial document embodying such financial reporting requirement.   In determining whether to seek recovery, the Administrator may take into account any considerations it deems appropriate, including Applicable Laws and whether the assertion of a recovery claim may prejudice the interests of the Company in any related proceeding or investigation.
7.    Nature of Grant. In accepting the grant, you acknowledge, understand and agree that:

(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b)    the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c)    all decisions with respect to future RSU grants, if any, will be at the sole discretion of the Company;

(d)    your participation in the Plan will not create a right to further employment with the Company or the Employer and will not interfere with the ability of the Company or the Employer to terminate your employment relationship at any time;

(e)    you are voluntarily participating in the Plan;

(f)    the RSUs and the Shares subject to the RSUs, and the value and income of such RSUs and Shares, are not intended to replace any pension rights or compensation;

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(g)    the RSUs and the Shares subject to the RSUs, and the value and income of such RSUs and Shares, are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h)    the RSU grant and your participation in the Plan will not be interpreted to form an employment contract or other service relationship with the Company, the Employer or any of their respective Parents, Subsidiaries or Affiliates;

(i)    the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(j)    no claim or entitlement to compensation or damages will arise from forfeiture of the RSUs resulting from termination of your status as a Service Provider (for any reason whatsoever and whether or not in breach of Applicable Laws), and in consideration of the grant of the RSUs to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, the Employer, any Parent or any of their respective Parents, Subsidiaries or Affiliates, waive your ability, if any, to bring such claim against the Company, the Employer or any of their respective Parents, Subsidiaries or Affiliates, and release the Company, the Employer or any of their respective Parents, Subsidiaries or Affiliates from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you will be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary, or reasonably requested by the Company, to request dismissal or withdrawal of such claims;

(k)    in the event of termination of your status as a Service Provider (for any reason whatsoever and whether or not in breach of Applicable Laws), your right to vest in the RSUs under the Plan, if any, will terminate effective as of the date that you are no longer actively employed or providing services and will not be extended by any notice period mandated under applicable local laws (e.g., active employment or service would not include a period of “garden leave” or similar period pursuant to Applicable Laws); the Administrator will have the exclusive discretion to determine when you are no longer actively employed or providing services for purposes of your RSU grant (including whether you may still be considered to be providing services while on a leave of absence);
(l)    the RSUs and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger of the Company with or into another company or the sale of substantially all of the assets of the Company; and
(m)    the following provisions apply only if you are providing services outside the United States:
(1)    the RSUs and the Shares subject to the RSUs, and the value and income of same, are not part of normal or expected compensation or salary for any purpose; and

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(2)    none of the Company, the Employer, or any of their respective Parents, Subsidiaries or Affiliates will be liable for any foreign exchange rate fluctuation between any local currency and the United States Dollar that may affect the value of the RSUs, any amounts due to you pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

8.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

9.    Data Privacy. You consent to the collection, use and transfer, in electronic or other form, of your personal data as described in the Agreement and any other Award Documentation by and among, as applicable, the Employer, the Company and their respective Parents, Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

You understand that Data may be transferred to a Company-designated Plan broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, its Plan broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Company or Employer will not be adversely

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affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you RSUs or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

10.    Compliance with Laws and Regulations. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and you with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Common Stock may be listed or quoted at the time of such issuance or transfer; and, you understand that the Company shall not be required to issue or deliver any Shares prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which the Company’s common stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the SEC or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; the obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and the lapse of such reasonable period of time following the vesting or settlement as the Administrator may from time to time establish for reasons of administrative convenience. The Shares shall be fully paid and nonassessable. You understand that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, you agree that the Company has unilateral authority to amend the Plan and the Agreement without your consent to the extent necessary or advisable to comply with securities or other laws applicable to issuance of Shares.

11.    Successors and Assigns. The Company may assign any of its rights under the Agreement. The Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer contained herein, the Agreement will be binding upon you and your heirs, executors, administrators, legal representatives, successors and assigns.

12.    Governing Law; Jurisdiction; Severability. The Agreement is to be governed by and construed in accordance with the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California, excluding that body of laws pertaining to conflict of laws. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the Company and you evidenced by this grant or the Agreement, the Company and you hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation will be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed. If any provision of the Agreement is determined by a court of law to be illegal or unenforceable, in whole or in part, that provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

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13.    Further Instruments. You agree to execute further instruments and to take further actions as may be reasonably necessary to carry out the purposes and intent of the Agreement.

14.    Administrator Authority. The Administrator has the power to interpret the Plan and the Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the RSUs have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon you, the Company and all other interested persons. The Administrator will not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Agreement.

15.    Language. If you have received the Agreement or any other Award Documentation translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

16.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17.    Imposition of Other Requirements.     The Company reserves the right to impose other requirements on your participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with Applicable Laws or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

18.    Headings. The captions and headings of the Agreement are included for ease of reference only and will be disregarded in interpreting or construing the Agreement. All references herein to Sections will refer to Sections of these Terms and Conditions, unless otherwise noted.

19.    Appendix. Notwithstanding any provisions in the Award Documentation, the RSU grant will be subject to any special terms and conditions for your country set forth in an Appendix to these Terms and Conditions. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of the Agreement.

20.    Waiver. You acknowledge that a waiver by the Company of breach of any provision of the Agreement will not operate or be construed as a waiver of any other provision of the Agreement, or of any subsequent breach by you or any other Participant.

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21.    Entire Agreement. The Plan, these Terms and Conditions, the Appendix and the Grant Notice constitute the entire agreement and understanding of the parties with respect to the subject matter of the Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties with respect to the specific subject matter hereof.
22.    Insider Trading Restrictions/Market Abuse Laws. You acknowledge that, depending on your country of residence, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell Shares or rights to Shares (e.g., RSUs) under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter.
23.    Notices. Any notice to be given under the terms of the Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to you shall be addressed to you at your last address reflected on the Company’s records. By a notice given pursuant to this Section 23, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to you shall, if you are then deceased, be given to your legal representative. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or similar local service in jurisdictions outside of the United States.
24.     Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or the Agreement, if you are subject to Section 16 of the Exchange Act, the Plan, the RSUs and the Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
25.    Section 409A. The RSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or the Agreement, if at any time the Administrator determines that the RSUs (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify you or any other person for failure to do so) to adopt such amendments to the Plan or the Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the RSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

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26.    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. The Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. You shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to RSUs, as and when vested or settled pursuant to the terms hereof.

By signing the Grant Notice or otherwise accepting the RSU grant and the Shares issued upon vesting of the RSUs, you agree to be bound by terms of the Agreement and the Plan.

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Exhibit 10.2

APPENDIX

Terms and Conditions
Restricted Stock Unit Award
Advanced Micro Devices, Inc. 2004 Equity Incentive Plan

Capitalized terms not specifically defined in this Appendix (this “Appendix”) have the same meaning assigned to them in the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan (as amended and restated, the “Plan”) and/or the Terms and Conditions to which this Appendix is attached (the “Terms and Conditions”).

Terms and Conditions
This Appendix includes additional terms and conditions that govern the grant of RSUs in your country. If you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer to another country after the grant but prior to the vesting of the RSUs or are considered a resident of another country for local law purposes, the Company may, in its discretion, determine to what extent the additional terms and conditions contained herein will be applicable to you.

Notifications
This Appendix also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of June 2014. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at vesting of the RSUs or the subsequent sale of the Shares or receipt of any dividends or dividend equivalents. In addition, the information is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. If you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer employment to another country after the RSUs are granted to you or are considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to you.

ARGENTINA

Notifications

Securities Law Information. Neither the RSUs nor the Shares subject to the RSUs are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.

Exchange Control Information. If you transfer proceeds from the sale of Shares or the receipt of any dividends paid on such Shares into Argentina within ten (10) days of receipt (i.e., the proceeds have not been held in the offshore bank or brokerage account for at least ten (10) days prior to transfer), you must deposit 30% of the proceeds into a non-interest bearing account in Argentina for 365 days. If, however, you have satisfied the ten-day holding obligation, the Argentine bank handling the transaction may still request certain documentation in connection with your request to transfer proceeds into Argentina, including evidence of the sale or dividend payment and proof that no funds were remitted out of Argentina to acquire the Shares. If the bank determines that the ten-day rule or any other rule or regulation promulgated by the Argentine Central Bank has not been satisfied, it will require that 30% of the proceeds be placed in a non-interest bearing dollar denominated mandatory deposit account for a holding period of 365 days.

Please note that exchange control regulations in Argentina are subject to frequent change. You should consult with your personal legal advisor regarding any exchange control obligations you may have in connection with participation in the Plan.

Foreign Asset/Account Reporting Information. You must report any Shares acquired and held by you on December 31 of each year on your annual tax return for that year.

AUSTRALIA

Terms and Conditions

Data Privacy. This following provision supplements Section 9 of the Terms and Conditions:
The Company can be contacted at One AMD Place, Sunnyvale, CA, 94088, U.S.A. The Australian Employer can be contacted at Part Level 8, 15 Talavera Road, North Ryde, NSW 2113, Sydney, Australia.

Data will be held in accordance with the Company’s Worldwide Standards of Business Conduct, a copy of which can be obtained on the Company’s website or by contacting the Company or the Australian Employer at the address listed above.
You understand and agree that Data may be transferred to recipients of Data located outside of Australia, including the United States and any other country where the Company has operations.
Notifications

Securities Law Information. If you acquire Shares pursuant to the RSUs and you offer the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. You should obtain legal advice on disclosure obligations prior to making any such offer.

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank is involved in the transfer, you will be required to file the report.

BELGIUM

Notifications
Foreign Asset/Account Reporting Information. If you are a resident of Belgium, you are required to report any securities (e.g., Shares acquired under the Plan) or bank accounts (including brokerage accounts) opened and maintained outside of Belgium on your annual tax return.

BRAZIL

Terms and Conditions

Compliance with Laws. By accepting the RSUs, you agree that you will comply with Brazilian law when you vest in your RSUs and sell Shares. You also agree to report and pay any and all taxes associated with the vesting of the RSUs, the receipt of any dividends and the sale of Shares.

Notifications

Exchange Control Information. If you are a resident or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. The assets and rights that must be reported include Shares. Please note that the US$100,000 threshold may be changed annually.

CANADA

Terms and Conditions

Settlement of Restricted Stock Units. The following provision supplements Section 2 of the Terms and Conditions:

Notwithstanding any discretion contained in Section 11(d) of the Plan, RSUs will be settled in Shares only, not cash.

Termination of Service. The following provision replaces Section 7(k) of the Terms and Conditions:

In the event of the termination of your status as Service Provider for any reason (whether or not in breach of Applicable Laws), your right to vest in the RSUs under the Plan, if any, will terminate effective as of the date that is the earlier of (1) the date your status as a Service Provider is terminated, (2) the date that you receive notice of termination from the Employer, or (3) the date you are no longer actively providing service, regardless of any notice period or period of pay in lieu of such notice required under Applicable Laws (including, but not limited to statutory law, regulatory law and/or common law); the Company has the exclusive discretion to determine when you are no longer actively providing service for purposes of the RSUs (including whether you may still be considered to be providing service while on a leave of absence).

The following provisions will apply if you are a resident of Quebec:
French Language Provision. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de la Convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy. The following provision supplements Section 9 of the Terms and Conditions:

You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel involved in the administration and operation of the Plan. You further authorize the Company, the Employer and any of their respective Parents, Subsidiaries and Affiliates and the Administrator of the Plan to disclose and discuss the Plan with their advisors. You further authorize the Company, the Employer and any of their respective Parents, Subsidiaries and Affiliates to record such information and to keep such information in your employee file.

Notifications

Securities Law Information. You will not be permitted to sell or otherwise dispose of the Shares acquired upon vesting of the RSUs within Canada. You will only be permitted to sell or dispose of any Shares if such sale or disposal takes place outside of Canada on the facilities on which such Shares are traded.

Foreign Asset/Account Reporting Information. If the total value of your foreign property (including cash held outside of Canada or Shares) exceeds C$100,000 at any time during the year, you must report all of your foreign property on Form T1135 (Foreign Income Verification Statement) by April 30 of the following year. Foreign property may also include your unvested RSUs. You should consult with your personal tax advisor to determine your reporting requirements.

CHINA

The following terms and conditions will apply if you are subject to exchange control restrictions and regulations in China, as determined by the Company in its sole discretion.
Terms and Conditions

Settlement of Restricted Stock Units and Sale of Shares. The following provision supplements Section 2 of the Terms and Conditions:

You agree to maintain any Shares you obtain upon vesting in an account with the designated broker prior to sale. Further, you agree to sell all Shares issued upon vesting of the RSUs either immediately after vesting or, if no immediate sale is required, promptly upon notice of termination of your status as a Service Provider. You agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on your behalf pursuant to this authorization) and you expressly authorize the Company’s designated broker to complete the sale of such Shares. You agree to sign any forms and/or consents required by the Company’s designated broker to effectuate the sale of Shares. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Furthermore, you acknowledge that the sale of Shares upon termination of your status as a Service Provider will be made as soon as administratively possible after the Company’s stock plan administration is aware of your termination, but the Company is not committed to sell the Shares at any particular time after termination of your status as a Service Provider. However, you are always free to sell the Shares yourself at any time prior to the date the Company arranges for the sale of the Shares. Upon the sale of the Shares, the Company agrees to pay you the cash proceeds from the sale of the Shares, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items.

Exchange Control Requirements.  You understand and agree that, pursuant to local exchange control requirements, you will be required to repatriate the cash proceeds from the sale of the Shares issued upon the vesting of the RSUs as well as any cash dividends paid on such Shares to China. You further understand that, under Applicable Laws, such repatriation of your cash proceeds will need to be effectuated through a special exchange control account established by the Company, the Employer or their respective Parents, Subsidiaries or Affiliates, and you hereby consent and agree that any proceeds from the sale of any Shares you acquire or from cash dividends paid on such Shares will be transferred to such special account prior to being delivered to you. You also understand that the Company will deliver the proceeds to you as soon as possible, but there may be delays in distributing the funds to you due to exchange control requirements in China. Proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to you in U.S. dollars, you may be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to you in local currency, the Company is under no obligation to secure any particular exchange conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

CZECH REPUBLIC

Notifications

Exchange Control Information. The Czech National Bank may require you to fulfill certain notification duties in relation to the opening and maintenance of a foreign account.

Because exchange control regulations change frequently and without notice, you should consult your personal legal advisor prior to the sale of Shares to ensure compliance with current regulations. It is your responsibility to comply with Czech exchange control laws, and neither the Company nor the Employer will be liable for any resulting fines or penalties.

FINLAND

There are no country-specific provisions.

FRANCE

Terms and Conditions

French Language Provision. By accepting the RSU grant and the Shares issued at vesting, you confirm having read and understood the documents relating to the Plan which were provided to you in the English language and you accept the terms of those documents.

En acceptant l’attribution des RSU et les actions émises durant l’acquisition, vous confirmez ainsi avoir lu et compris les documents relatifs au Plan qui vous ont été communiqués en langue anglaise et vous en acceptez les termes en connaissance de cause.

Notifications

Tax Information. The RSUs are not intended to be French tax-qualified Awards.

Foreign Asset/Account Reporting Information. You must report all foreign accounts, whether open, current or closed (including any brokerage account established for purposes of your participation in the Plan), to the French tax authorities in your annual income tax section.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If you receive a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan or the receipt of dividends paid on such Shares, the report must be made electronically by the 5th day of the month following the month in which the payment was received. The form of report can be accessed via the German Federal Bank’s website at www.bundesbank.de and is available in both German and English.

HONG KONG

Terms and Conditions

Warning: The RSUs and Shares issued at vesting do not constitute a public offering of securities under Hong Kong law and are available only to Service Providers of the Company, the Employer or their respective Parents, Subsidiaries or Affiliates. The Agreement, the Plan and other Award Documentation have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor has the Agreement, the Plan or the other Award Documentation been reviewed by any regulatory authority in Hong Kong. The RSUs are intended only for the personal use of each eligible Service Provider and may not be distributed to any other person. If you are in any doubt about any of the contents of the Agreement , the Plan or the other Award Documentation, you should obtain independent professional advice.

Settlement of Restricted Stock Units and Sale of Shares. The following provision supplements Section 2 of the Terms and Conditions:

Notwithstanding any discretion contained in Section 11(d) of the Plan, RSUs will be settled in Shares only, not cash.

In the event your RSUs vest and Shares are issued to you within six months of the date of grant, you agree that you will not dispose of any Shares acquired prior to the six-month anniversary of the date of grant.

Notifications

Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

INDIA

Notifications

Exchange Control Information. You understand that you must repatriate any proceeds from the sale of Shares acquired under the Plan or the receipt of any dividends paid on such Shares to India and convert the proceeds into local currency within a certain period after receipt. You will receive a foreign inward remittance certificate (the “FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of fund in the event the Reserve Bank of India, the Company or the Employer requests proof of repatriation. It is your responsibility to comply with applicable exchange control laws in India.

Foreign Asset/Account Reporting Information. You are required to declare your foreign bank accounts and any foreign financial assets (including Shares held outside India) in your annual tax return. It is your responsibility to comply with this reporting obligation and you should consult with your personal tax advisor in this regard.

INDONESIA

Notifications

Exchange Control Information. If you remit proceeds from the sale of Shares or the receipt of dividends paid on such Shares into Indonesia, the Indonesian bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, you must complete a Transfer Report Form. The Transfer Report Form will be provided to you by the bank through which the transaction is made.

ISRAEL

Terms and Conditions

The following terms and conditions apply to you only if you are an Israeli tax resident at the time of grant of the RSUs, which were made under the capital gains trustee track of Section 102 of the Israeli Income Tax Ordinance.

Israeli Subplan. By accepting the RSUs, you understand and agree that the RSUs are offered subject to and in accordance with the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan Israeli Subplan (the “Israeli Subplan”) and the RSUs are intended to qualify as a 102 Capital Gains Track Grant (as defined in the Israeli Subplan). Notwithstanding the foregoing, the Company does not undertake to maintain the qualified status of the RSUs, and you acknowledge that you will not be entitled to damages of any nature whatsoever if the RSUs become disqualified and no longer qualify as a 102 Capital Gains Track Grant. In the event of any inconsistencies between the Israeli Subplan, the Agreement and/or the Plan, the terms of the Israeli Subplan will govern.
Further, to the extent requested by the Company or the Employer, you agree to execute any letter or other agreement in connection with the grant of the RSUs or any future awards granted under the Israeli Subplan. If you fail to comply with such request, the RSUs may not qualify as a 102 Capital Gains Track Grant.
Trust Arrangement. You acknowledge and agree that any Shares issued upon vesting of the RSUs will be subject to a supervisory trust arrangement with the Company’s designated trustee in Israel, ESOP Management and Trust Company Ltd. (the “Trustee”) in accordance with the terms of the trust agreement between the Company and the Trustee. You further agree that such Shares will be subject to the Required Holding Period (as defined in the Israeli Subplan), which shall be 24 months from the Grant Date. The Company may, in its sole discretion, replace the Trustee from time to time and instruct the transfer of all awards and Shares held and/or administered by such Trustee at such time to its successor. The provisions of the Agreement, including this Appendix, shall apply to the new Trustee mutatis mutandis.
Restriction on Sale. You acknowledge that any Shares underlying the RSUs may not be disposed of prior to the expiration of the Required Holding Period in order to qualify for tax treatment under the 102 Capital Gains Track. Accordingly, you shall not dispose of (or request the Trustee to dispose of) any such Shares prior to the expiration of the Required Holding Period, other than as permitted by applicable law. For purposes of this Appendix for Israel, “dispose” shall mean any sale, transfer or other disposal of the Shares by you (including by means of an instruction by you to the designated broker) or the Trustee, including a release of such Shares from the Trustee to you.
Responsibility for Taxes. The following provisions supplement Section 5 of the Terms and Conditions:
You agree that the Trustee may act on behalf of the Company or the Employer, as applicable, to satisfy any obligation to withhold Tax-Related Items applicable to you in connection with the RSUs granted under the Israeli Subplan.
The following provision applies to you only if you were not an Israeli tax resident at the time of grant of the RSUs and the RSUs do not qualify as Section 102 capital gains trustee track grants:
Settlement of Restricted Stock Units and Sale of Shares. Unless otherwise determined by the Administrator, you agree to the immediate sale of all Shares issued upon vesting of the RSUs. You agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on your behalf pursuant to this authorization), and you expressly authorize the Company’s designated broker to complete the sale of such Shares. You agree to sign any forms and/or consents required by the Company’s designated broker to effectuate the sale of Shares. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay you the cash proceeds from the sale of the Shares, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items.

Notifications

Securities Law Information. An exemption from the requirement to file a prospectus with respect to the Plan has been granted to the Company by the Israeli Securities Authority. Copies of the Plan and Form S-8 registration statement for the Plan filed with the SEC are available free of charge upon request with your local human resources representative.

ITALY

Terms and Conditions

Data Privacy. The following provision replaces in its entirety Section 9 of the Terms and Conditions:

You understand that the Employer and/or the Company may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Shares held and the details of all RSUs or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding (the “Data”) for the purpose of implementing, administering and managing your participation in the Plan. You are aware that providing the Company with your Data is necessary for the performance of the Agreement and that your refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan.

The controller of personal data processing is Advanced Micro Devices, Inc., One AMD Place, Sunnyvale, California 94088, USA, and, pursuant to D.lgs 196/2003, its representative in Italy is Advanced Micro Devices S.p.a., Via Polidoro da Caravaggio 6, 20156, Milano, Italy. You understand that the Data may be transferred to the Company, the Employer or any of their respective Parents, Subsidiaries or Affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, including any transfer required to a broker or other third party with whom Shares acquired pursuant to the vesting of the RSUs or cash from the sale of such Shares may be deposited. Furthermore, the recipients that may receive, possess, use, retain and transfer such Data for the above mentioned purposes may be located in Italy or elsewhere, including outside of the European Union and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You hereby acknowledge that the processing activity, including the transfer of your personal data abroad, outside of the European Union, as herein specified and pursuant to Applicable Laws and regulations, does not require your consent because the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan. You understand that Data processing relating to the above specified purposes will take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which

Data are collected and with confidentiality and security provisions as set forth by Applicable Laws and regulations, with specific reference to D.lgs. 196/2003.

You understand that Data will be held only as long as is required by Applicable Laws or as necessary to implement, administer and manage your participation in the Plan. You understand that pursuant to art.7 of D.lgs 196/2003, you have the right, including but not limited to, access, delete, update, request the rectification of your Data and cease, for legitimate reasons, the Data processing. Furthermore, you are aware that your Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting a local representative available at the following address: Advanced Micro Devices S.p.a., Via Polidoro da Caravaggio 6, 20156, Milano, Italy.

Plan Document Acknowledgment. In accepting the RSUs, you acknowledge that you have received a copy of the Plan and the Agreement and have reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Appendix. You further acknowledge that you have read and specifically and expressly approve the following sections of the Terms and Conditions: Section 1: Vesting of Restricted Stock Units, Section 2: Issuance of Shares; Section 4: Forfeiture of Restricted Stock Units; Section 5: Responsibility for Taxes; Section 7: Nature of Grant and the Data Privacy provisions above.

Notifications

Foreign Asset/Account Reporting Information. If you hold investments abroad or foreign financial assets (e.g., cash, Shares, RSUs) that may generate income taxable in Italy, you are required to report them on your annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due, irrespective of their value. The same reporting duties apply to you if you are beneficial owners of the investments, even if you do not directly hold investments abroad or foreign assets.

Foreign Asset Tax. The value of the financial assets held outside of Italy by individuals resident of Italy is subject to a foreign asset tax. Beginning in 2014, such tax is levied at an annual rate of 2 per thousand (0.2%).  The taxable amount will be the fair market value of the financial assets (e.g., Shares) assessed at the end of the calendar year.

JAPAN

Notifications
Foreign Asset/Account Reporting Information. Pursuant to a new law, you will be required to report details of any assets held outside of Japan as of December 31 (including Shares acquired under the Plan), to the extent such assets have a total net fair market value exceeding ¥50 million. Such report will be due by March 15 each year. You should consult with your personal tax advisor as to whether the reporting obligation applies to you and whether you will be required to report details of your outstanding RSUs, as well as Shares, in the report.

KOREA

Notifications

Exchange Control Information. If you realize US$500,000 or more from the sale of Shares or the receipt of any dividends in a single transaction, Korean exchange control laws require you to repatriate the proceeds to Korea within 18 months of the sale or receipt of such proceeds.

Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency).  You should consult with your personal tax advisor to determine your personal reporting obligations.

MALAYSIA

Terms and Conditions

Data Privacy. The following provision replaces Section 9 of the Terms and Conditions:

You hereby explicitly, voluntarily and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in the Agreement and any other Award Documentation by and among, as applicable, you, the Company, the Employer and any their respective Parents, Subsidiaries and Affiliates or any third parties authorized by same in assisting in the implementation, administration or management of your participation in the Plan.
You may have previously provided the Company and the Employer with, and the Company and the Employer may hold, certain personal information about you, including, but not limited to, your name,
home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, the fact and conditions of your participation in the Plan,

Anda dengan ini secara eksplicit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi anda seperti yang dinyatakan dalam Perjanjian Penganugerahan ini dan apa-apa Dokumentasi Penganugerahan oleh dan di antara, sebagaimana yang berkenaan, Syarikat, Majikan dan Syarikat Induk,Anak Syarikat dan Syarikat Sekutu lain atau mana-mana pihak ketiga yang diberi kuasa oleh yang sama untuk membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan anda dalam Pelan tersebut.
Sebelum ini, anda mungkin telah membekalkan Syarikat dan Majikan dengan, dan Syarikat dan Majikan mungkin memegang, maklumat peribadi tertentu tentang anda, termasuk, tetapi tidak terhad kepada, nama anda, alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer details of all RSUs or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
You also authorize any transfer of Data, as may be required, to a Company-designated Plan broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan and/or with whom any Shares acquired upon vesting of the RSUs are deposited.  You acknowledge that these recipients may be located in your country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections to your country, which may not give the same level of protection to Data.  You understand that you may request a list with the names and addresses of any potential recipients of Data by contacting your local human resources representative. You authorize the Company, the stock plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing your participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing “Ask HR” at http://AskHR on AMD Central.  Further, you understand that you are providing the consents herein on a purely voluntary basis.  If you do not consent, or if you later seek to revoke the consent, your status as a Service Provider and career with the Employer will not be adversely affected;

dalam saham atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan anda dalam Pelan tersebut, butir-butir semua RSUs atau apa-apa hak lain untuk syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun bagi faedah anda (“Data”), untuk tujuan yang eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut.
Anda juga memberi kuasa untuk membuat apa-apa pemindahan Data, sebagaimana yang diperlukan, kepada broker Pelan yang ditetapkan oleh Syarikat, atau pembekal perkhidmatan pelan saham lain sebagaimana yang dipilih oleh Syarikat pada masa depan, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan tersebut dan/atau dengan sesiapa yang mendepositkan Saham yang diperolehi melalui pemberian hak RSUs. Anda mengakui bahawa penerima-penerima ini mungkin berada di negara anda atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara anda, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data. Anda memahami bahawa anda boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatan anda. Anda memberi kuasa kepada Syarikat, pembekal perkhidmatan pelan saham dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan anda dalam Pelan tersebut. Anda faham bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaan anda dalam Pelan tersebut.

the only adverse consequence of refusing or withdrawing the consent is that the Company would not be able to grant future RSUs or other equity awards to you or administer or maintain such awards.  Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of the refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Anda memahami bahawa anda boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatan anda , di mana butir-butir hubungannya adalah “Ask HR” at http://AskHR on AMD Central. Selanjutnya, anda memahami bahawa anda memberikan persetujuan di sini secara sukarela. Jika anda tidak bersetuju, atau jika anda kemudian membatalkan persetujuan anda, status anda sebagai Pemberi Perkhidmatan dan kerjaya anda dengan Majikan tidak akan terjejas; satunya akibat buruk jika anda tidak bersetuju atau menarik balik persetujuan anda adalah bahawa Syarikat tidak akan dapat memberikan RSU pada masa depan atau anugerah ekuiti lain kepada anda atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, anda memahami bahawa keengganan atau penarikan balik persetujuan anda boleh menjejaskan keupayaan anda untuk mengambil bahagian dalam Pelan tersebut. Untuk maklumat lanjut mengenai akibat keengganan anda untuk memberikan keizinan atau penarikan balik keizinan, anda memahami bahawa anda boleh menghubungi wakil sumber manusia tempatan anda.

Notifications

Director Notification Obligation. If you are a director of the Company’s Malaysian Parent, Subsidiary or Affiliate, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Parent, Subsidiary or Affiliate in writing when you receive or dispose of an interest (e.g., an Award under the Plan or Shares) in the Company or any related company. Such notifications must be made upon receiving or disposing of any interest in the Company or any related company.

MEXICO

Terms and Conditions

No Entitlement or Claims for Compensation. These provisions supplement Sections 6 and 7 of the Terms and Conditions:

Modification. By accepting the RSUs, you understand and agree that any modification of the Plan or the Agreement or its termination will not constitute a change or impairment of the terms and conditions of employment.

Policy Statement. The Award of RSUs the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.

The Company, with principal executive offices at One AMD Place, Sunnyvale, CA 94088, U.S.A., is solely responsible for the administration of the Plan and participation in the Plan and the acquisition of Shares does not, in any way, establish an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and your sole employer is AMD Latin America, Ltd. – Mexico City Branch Blvd. Manuel Ávila Camacho No. 40, Torre Esmeralda 1, Piso 18 Col. Lomas de Chapultepec México DF, CP 11000 - México, nor does it establish any rights between you and the Employer.

Plan Document Acknowledgment. By accepting the Award of RSUs, you acknowledge that you have received copies of the Plan, have reviewed the Plan and the Agreement in their entirety and fully understand and accept all provisions of the Plan and the Agreement.

In addition, by accepting the Agreement, you further acknowledge that you have read and specifically and expressly approve the terms and conditions in Section 7 of the Terms and Conditions, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right, (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis, (iii) participation in the Plan is voluntary, and (iv) the Company, the Employer and any of their respective Parents, Subsidiaries and Affiliates are not responsible for any decrease in the value of the Shares underlying the RSUs.

Finally, you hereby declare that you do not reserve any action or right to bring any claim against the Company, the Employer or any of their respective Parents, Subsidiaries or Affiliates for any compensation or damages as a result of your participation in the Plan and therefore grant a full and broad release to the Company, the Employer and each of their respective Parents, Subsidiaries and Affiliates with respect to any claim that may arise under the Plan.

Spanish Translation

Téminos y Condiciones

Ausencia de derecho para reclamar compenssaciones. Estas disposiciones complementan el apartado 6 y 7 de los Términos y Condiciones

Modificación. Al aceptar las Unidades de Acción Restringida, usted reconoce y acuerda que cualquier modificación del Plan o su terminación no constituye un cambio o detrmineto en los términos y condiciones de empleo.

Declaración de Política. El Otorgamiento de Unidades de Acción Restringida de la Compañía en virtud del Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier tiempo, sin responsabilidad alguna.

La Compañía, con oficinas registradas ubicadas en One AMD Place, Sunnyvale, CA 94088, U.S.A., es la única responsable de la administración del Plan y de la participación en el mismo y la adquisición de Acciones no establece de forma alguna una relación de trabajo entre usted y la Compañía, ya que su participación en el Plan es completamente comercial y el único empleador es AMD Latin America, Ltd. – Mexico City Branch, Blvd. Manuel Ávila Camacho No. 40, Torre Esmeralda 1, Piso 18 Col. Lomas de Chapultepec México DF, CP 11000 - México, así como tampoco establece ningún derecho entre Usted y su Empleador.

Reconocimiento del Documento del Plan. Al aceptar el Otorgamiento de las Unidades de Acción Restringida, usted reconoce que ha recibido copias del Plan, ha revisado el mismo, al igual que la totalidad del Acuerdo y, que ha entendido y aceptado completamente todas las disposiciones contenidas en el Plan y en el Acuerdo.

Adicionalmente, al aceptar el Acuerdo, reconoce que ha leído, y que aprueba específica y expresamente los términos y condiciones contenidos en la sección 7 de los Téminos y Condiciones Acuerdo, en el cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, su Empleador y cualquier empresa Matriz, Subsidiaria o Filiales no son responsables por cualquier disminución en el valor de las Acciones en relación a las Unidades de Acción Restringida.

Finalmente, declara que no se reserva ninguna acción o derecho para interponer una demanda en contra de la Compañía, su Matriz, Subsidiaria o Afiliada por compensación, daño o perjuicio alguno como resultado de su participación en el Plan y, en consecuencia, otorga el más amplio finiquito al Empleador, así como a la Compañía, su Matriz, Subsidiaria o Filiales con respecto a cualquier demanda que pudiera originarse en virtud del Plan.

NETHERLANDS

There are no country-specific provisions.

POLAND

Notifications

Exchange Control Information. If you transfer funds in excess of €15,000 into Poland in connection with the sale of Shares or the receipt of dividends, the funds must be transferred via a bank account. You are required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred. If you hold Shares acquired under the Plan and/or maintain a bank account abroad, you will have reporting duties to the National Bank of Poland; specifically, if the aggregate value of Shares and cash held in such foreign accounts exceeds PLN7,000,000, you must file reports on the transactions and balances of the accounts on a quarterly basis. You should consult with your personal legal advisor to determine what you must do to fulfill any applicable reporting duties.

RUSSIA

Notifications

Exchange Control Information. Upon the sale of Shares acquired under the Plan or the receipt of any cash dividends paid on such Shares, you must repatriate the proceeds back to Russia within a reasonably short time after receipt of the proceeds. You may remit proceeds to your foreign currency account at an authorized bank in Russia or in a foreign bank account opened in accordance with Russian exchange control laws. You are encouraged to contact your personal advisor before remitting your sale proceeds to Russia.

Securities Law Information. You are not permitted to sell Shares directly to other Russian legal entities or residents.

The grant of the RSUs and the distribution of the Plan and all other materials you may receive regarding participation in the Plan do not constitute an offering or the advertising of securities in Russia. The issuance of Shares pursuant to the Plan has not and will not be registered in Russia and, therefore, the Shares may not be used for an offering or public circulation in Russia.

Labor Law Information. If you continue to hold Shares acquired at vesting of the RSUs after an involuntary termination of your service, you may not be eligible to receive unemployment benefits in Russia.

Anti-Corruption Legislation Information. Individuals holding public office in Russia, as well as their spouses and dependent children, may be prohibited from opening or maintaining a foreign brokerage or bank account and holding any securities, whether acquired directly or indirectly, in a foreign company (including Shares acquired under the Plan). You are strongly advised to consult with your personal legal advisor to determine whether the restriction applies to you.

SINGAPORE

Notifications

Securities Law Information. The Award of RSUs is being made in reliance of section 273(1)(f) of the Securities and Futures Act (Cap. 289) (the “SFA”) for which it is exempt from the prospectus and registration requirements under the SFA. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the Award of RSUs is subject to section 257 of the SFA and you will not be able to make (i) any subsequent sale of Shares in Singapore or (ii) any offer of such subsequent sale of Shares subject to the RSUs in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Director Notification Obligation. If you are a director, associate director or shadow director of the Company’s Singapore Parent, Subsidiary or Affiliate, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Company’s Singapore Parent, Subsidiary or Affiliate in writing when you receive an interest (e.g., an Award or Shares) in the Company, the Employer or any of their respective Parents, Subsidiaries or Affiliates. In addition, you must notify the Company’s Singapore Parent, Subsidiary or Affiliate when you sell Shares or shares of any Parent, Subsidiary or Affiliate (including when you sell Shares issued upon vesting and settlement of the RSUs). These notifications must be made upon acquiring or disposing of any interest in the Company, the Employer or any of their respective Parents, Subsidiaries or Affiliates. In addition, a notification of your interests in the Company, the Employer or any of their respective Parents, Subsidiaries or Affiliates must be made upon becoming a director.

SPAIN

Terms and Conditions

No Entitlement for Claims or Compensation. The following provision supplements Section 7 of the Terms and Conditions:

By accepting the RSUs, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan documents.

You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to grant RSUs under the Plan to individuals who may be Consultants, Directors and Employees throughout the world. The decision is limited and entered into based upon the express assumption and condition that any RSUs will not economically or otherwise bind the Company, the Employer or any of their respective Parents, Subsidiaries or Affiliates on an ongoing basis, other than as expressly set forth in the Agreement. Consequently, you understand that the RSUs are granted on the assumption and condition that the RSUs are not, and will not become, part of any employment contract (whether with the Company, the Employer or any of their respective Parents, Subsidiaries or Affiliates) and will not be considered a mandatory benefit or salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, you understand and freely accept that there is no guarantee that any benefit whatsoever will arise from the grant of RSUs, which is gratuitous and discretionary, since the future value of the RSUs and the underlying Shares is unknown and unpredictable. You also understand that this grant of RSUs would not be made but for the assumptions and conditions set forth hereinabove; thus, you understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the RSUs and any right to the underlying Shares will be null and void.

Further, the vesting of the RSUs is expressly conditioned on your status as an active Service Provider, such that if your status as a Service Provider terminates for any reason whatsoever, your RSUs cease vesting immediately effective the date of your termination of your status as a Service Provider. This will be the case, for example and without limitation, even if (i) you are considered to be unfairly dismissed without good cause, (ii) you are dismissed for disciplinary or objective reasons or due to a collective dismissal, (iii) you terminate service due to a change of work location, duties or any other employment or contractual condition, (iv) you terminate service due to the Company’s, the Employer’s or any of their respective Parents’, Subsidiaries’ or Affiliates’ unilateral breach of contract, or (v) your status as a Service Provider terminates for any other reason whatsoever. Consequently, upon termination of your status as a Service Provider for any of the above reasons, you will automatically lose any rights to RSUs granted to you that were unvested on the date of termination of your status as a Service Provider, as described in the Plan or Agreement.

Notifications

Securities Law Information. No “offer to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the RSUs. The Plan, the Agreement (including this Appendix) and any other documents evidencing the grant of the RSUs have not been, nor will they be, registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator), and none of those documents constitutes a public offering prospectus.
Exchange Control Information. To participate in the Plan, you must comply with exchange control regulations in Spain. You must declare the acquisition of stock in a foreign company (including Shares acquired under the Plan) for statistical purposes to the Dirección General de Comercio e Inversiones (the “DGCI”), which is a department of the Ministry of Economy and Competitiveness. You must also declare ownership of any Shares by filing a Form D-6 with the Directorate of Foreign Transactions each January while the Shares are owned. In addition, the sale of Shares must also be declared on Form D-6 filed with the DGCI in January, unless the sale proceeds exceed the applicable threshold (currently €1,502,530), in which case, the filing is due within one month after the sale.
When receiving foreign currency payments derived from the ownership of Shares (i.e., as a result of the sale of the Shares or the receipt of dividends) exceeding €50,000, you must inform the financial institution receiving the payment of the basis upon which such payment is made. You will need to provide the institution with the following information: (i) your name, address, and fiscal identification number, (ii) Company name and corporate domicile, (iii) the amount of the payment, (iv) the currency used, (v) the country of origin, (vi) the reasons for the payment, and (vii) any additional information that may be required.

Foreign Asset/Account Reporting Information. Effective January 1, 2013, to the extent that you hold rights or assets (e.g., Shares or cash held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset (e.g., Shares, cash, etc.) as of December 31 each year, you will be required to report information on such rights and assets on your tax return for such year. After such rights and assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. The reporting must be completed by March 31 following the end of the relevant year. It is your responsibility to comply with these reporting obligations, and you should consult with your personal tax and legal advisors in this regard.

In addition, you are required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities (including Shares acquired under the Plan) held in such accounts if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceeds €1,000,000.

SWEDEN

There are no country-specific provisions.

TAIWAN

Notifications

Securities Law Information. The RSUs and the underlying Shares are available only for certain Service Providers. It is not a public offer of securities by a Taiwanese company. Therefore, it is exempt from registration in Taiwan.

Exchange Control Information. You may acquire and remit foreign currency (including proceeds from the sale of Shares or the receipt of any dividends) into and out of Taiwan up to US$5,000,000 per year.

If the transaction amount is TWD$500,000 or more in a single transaction, you must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank. If the transaction amount is US$500,000 or more, you may be required to provide additional supporting documentation to the satisfaction of the remitting bank. Please consult your personal advisor to ensure compliance with applicable exchange control laws in Taiwan.

THAILAND

Notifications

Exchange Control Information. When you realize US$50,000 or more in a single transaction from the sale of Shares issued to you at vesting and settlement of the RSUs or you receive a cash dividend paid on such Shares, you must immediately repatriate all cash proceeds to Thailand and then either convert such proceeds to Thai Baht or deposit the funds into a foreign currency account opened with any commercial bank in Thailand within 360 days of repatriation. If the amount of your proceeds is US$50,000 or more in a single transaction, you must specifically report the inward remittance to the Bank of Thailand on a foreign exchange transaction form. If you fail to comply with these obligations, you may be subject to penalties assessed by the Bank of Thailand. You should consult your personal advisor before taking action with respect to remittance of proceeds from the sale of Shares into Thailand. You are responsible for ensuring compliance with all exchange control laws in Thailand.

TURKEY

Notifications

Securities Law Information. Under Turkish law, you are not permitted to sell any Shares acquired under the Plan in Turkey. The Shares are currently traded on the New York Stock Exchange, which is located outside of Turkey, under the ticker symbol “AMD” and Shares acquired under the Plan may be sold through this exchange.

Exchange Control Information. Under Turkish law, Turkish residents are permitted to purchase and sell securities or derivatives traded on exchanges abroad only through a financial intermediary licensed in Turkey.  Therefore, you may be required to appoint a Turkish broker to assist you with the sale of the Shares acquired under the Plan.  You should consult your personal legal advisor before selling any Shares acquired under the Plan to confirm the applicability of this requirement to you.

UNITED ARAB EMIRATES

Notifications

Securities Law Information. The Plan is only being offered to qualified Service Providers and is in the nature of providing equity incentives to Service Providers residing or working in the United Arab Emirates.

The Plan and the Agreement are intended for distribution only to such Service Providers and must not be delivered to, or relied on by, any other person. You should conduct your own due diligence on the Shares. If you do not understand the contents of the Plan and the Agreement, you should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM

Terms & Conditions

Settlement of Restricted Stock Units. The following provision supplements Section 2 of the Terms and Conditions:

Notwithstanding any discretion contained in Section 11(d) of the Plan, RSUs will be settled in Shares only, not cash.

Responsibility for Taxes. The following provisions supplement Section 5 of the Terms and Conditions:

You must pay to the Company or the Employer any amount of income tax due that the Company or the Employer may be required to account to Her Majesty’s Revenue and Customs (“HMRC”) with respect to the event giving rise to the Tax-Related Items (the “Taxable Event”) that cannot be satisfied by the means described in this Section 5. If payment or withholding of the income tax is not made within 90 days of the end of the U.K. tax year in which the Taxable Event occurs or such other period as required under U.K. law (the “Due Date”), you agree that the amount of any uncollected income tax will (assuming you are not a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended)) constitute a loan owed by you to the Company or the Employer (as applicable), effective on the Due Date. You agree that the loan will bear interest at the then-current HMRC official rate and it will be immediately due and repayable, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in this Section 5. If you fail to comply with your obligations in connection with the income tax due as described in this Section 5, the Company may refuse to deliver the Shares acquired under the Plan.

Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you will not be eligible for such a loan to cover the income tax due. In the event that you are a director or executive officer and the income tax due is not collected from or paid by you by the Due Date, the amount of any uncollected tax may constitute a benefit to you on which additional income tax and national insurance contributions may be payable. You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any national insurance contributions due on this additional benefit. You acknowledge that the Company or the Employer may recover any such national insurance contributions at any time thereafter by any of the means referred to in this Section 5.